INVESCO BALANCED RISK RETIREMENT 2020 FUND                         SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING: 6/30/2010
FILE NUMBER:       811-2699
SERIES NO.:        20

74U.    1 Number of shares outstanding (000's Omitted)
          Class A               1,683

        2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
          Class A5              3,707
          Class B                 292
          Class C                 360
          Class C5                667
          Class R                 443
          Class R5                192
          Class Y                  42
          Institutional Class       1

74V.    1 Net asset value per share (to nearest cent)
          Class A               $8.23

        2 Net asset value per share of a second class of open-end company shares
          (to nearest cent)
          Class A5              $8.23
          Class B               $8.13
          Class C               $8.12
          Class C5              $8.12
          Class R               $8.20
          Class R5              $8.20
          Class Y               $8.24
          Institutional Class   $8.27